EXHIBIT (10)(R)

                         LEASE AGREEMENT
                         ---------------

      THIS AGREEMENT OF LEASE (hereinafter "Lease") made as of this 1st day of January, A.D., 1995, between Harleysville, Ltd., a Pennsylvania limited partnership, (hereinafter "Lessor"),

                               AND

       Harleysville  Mutual  Insurance  Company,  a  Pennsylvania
insurance  corporation  doing  business  at  355  Maple   Avenue,
Harleysville, PA 19438, (hereinafter "Lessee").

                       W I T N E S S E T H:

      In consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable considerations, Lessor leases to Lessee and Lessee leases from Lessor all that certain parcel of land, together with the buildings and improvements erected thereon, situate at 355 Maple Avenue, Harleysville, Montgomery County, Pennsylvania, and more fully described in Exhibit "A," which is attached hereto and made a part hereof, (hereinafter, collectively, "Premises").

      NOW, THEREFORE, the undersigned, intending to be legally bound hereby, agree as follows:

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


      1.    PRIOR LEASE.   This Lease supersedes and replaces  in
its entirety the Lease dated as of January 1, 1990.

      2. TERM. The term of this Lease shall be for a period of five (5) years commencing on January 1, 1995 and ending on December 31, 1999.

     3.   RENT.

           a. Base Rent. The base rent is Twelve Dollars and Fifty Cents ($12.50) per square foot of office space per year. This base rental charge is to be applied to each square foot of office space located on the Premises. The base rent is payable monthly in advance.

          b. Additional Rent. Lessee agrees to pay additional rent, the amount of which shall be equal to the cost of any additions, improvements, or renovations, fully amortized over the life of same, at an annual interest rate of twelve per cent (12%). Such additions, renovations or improvements, if any, shall be the property of Lessor. Lessee agrees to pay all of said charges, if any, on or before December 31st of each year of the term of the Lease.

     4.    TAXES, CHARGES, AND INSURANCE.   Lessee agrees to  pay
     taxes, charges, and insurance as follows:

           a. The full amount of all real estate taxes, water and sewer charges, special assessments of any kind or nature whatsoever, and any other public charge levied upon or assigned against the Premises or any portion thereof, or on any buildings or improvements now or hereafter located thereon, or arising by reason of

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


     occupancy, use or possession thereof any other similar charges now or hereafter in effect, whether or not such charges or any of them are or may become a lien on the Premises.

          b. All premiums on the insurance policies referred to in Paragraph 13.

      5. REPAIRS AND MAINTENANCE. Lessee agrees at its own expense and risk, to maintain and keep the Premises, during any term of this Lease, in good order and condition, including, but not limited to, making all repairs and replacements, renewals and additions, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep and maintain the Premises and all systems, equipment and apparatus appurtenant thereto, or used in connection therewith, in good order and condition.

      6. UTILITIES. Lessee shall pay all utility charges for water, sewer, electricity, heat, telephone or other services or utilities used in or about the Premises during the term of the Lease. Lessee shall also be responsible for and shall pay for the removal of all garbage and rubbish from the Premises during the term of the Lease. Under no circumstances shall Lessor be required to furnish any utilities or any other services of any kind to the Premises or any part thereof.

      7.   COVENANT TO SURRENDER.   Lessee covenants to surrender
the Premises in good order and condition, reasonable wear and tear, casualty, and fire excepted.

      8. COVENANT TO COMPLY WITH GOVERNMENTAL AUTHORITIES. Lessee agrees to perform and to fully obey and comply with all of the ordinances, rules, regulations and statutes of all public authorities and/or regulatory bodies and officers enforcing said

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

ordinances, rules, regulations, and statutes relating to the Premises or to the use being made of the Premises by the Lessee.

      9. MECHANIC'S LIENS. Lessee shall not do or suffer anything to be done or any work to be performed upon the Premises which would be encumbered by any mechanic's lien. In the event any such lien is filed against the Premises which purports to be for labor or material, furnished or to be furnished by Lessee, the Lessee shall discharge the same of record within ten (10) days after notice of the date of filing of the said lien. In the event the Lessee fails to discharge the same of record, then Lessor may, at its option, pay the lien or any portion thereof, and the cost to pay the mechanic's lien and any legal expenses shall be assessed against the Lessee the same as rent can be assessed against the Lessee under this Lease and shall be collected in accordance with the provisions of this Lease in the same manner as rental. Lessor shall not be liable for any labor and materials furnished or to be furnished to the Lessee upon credit and no mechanic's or other liens for any such labor and materials shall attach to or affect the reversionary interest of the Lessor in and to the Premises.

      10. WAIVER OF LIENS. Lessee agrees that in the event that the Lessor gives written approval and permits any alterations or repairs to be made to the Premises, before any work is started or performed, a Waiver of Liens shall be prepared by the Lessor at the Lessee's expense and signed by the contractor and/or materialmen and the Lessor. Said Waiver of Liens shall be filed of record at the Lessee's expense in accordance with the Mechanic's Lien Laws of the Commonwealth of Pennsylvania. The parties hereto agree that a Waiver of Liens will only be required where the improvements are in excess of FIVE HUNDRED DOLLARS ($500.00).

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


      11. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Lessee agrees that it will not demolish any building on the Premises or make any alterations, additions, or improvements to the Premises without first obtaining the prior written consent and approval of the Lessor. Lessee agrees that in the event of any changes or alterations or additions as approved by the Lessor, it must comply with the Waiver of Liens provision as set forth in this Lease, and that all such improvements, additions and repairs made to the Premises during the term of Lease, with the approval of the Lessor, shall, upon the expiration of the same, be and become, the sole and exclusive property of the Lessor, its successors and assigns, without any cost to Lessor. It is agreed, however, that all trade fixtures installed by the Lessee and/or its successors and assigns, in the Premises shall remain the property of the Lessee subject to the provisions herein on removal.

      12. OWNERSHIP. Lessor herewith covenants that it has good title to the Premises and that the Lessee, upon paying the rentals and upon keeping and observing the covenants, agreements and conditions herein specified to be kept and performed by the Lessee, shall and may lawfully, peacefully and quietly have, hold, use, occupy, possess, and enjoy the Premises for and during the term hereof without any hindrance, eviction, molestation, or interruption of or by the Lessor or any person or persons.

     13.  INSURANCE AND INDEMNIFICATION.

           a. Lessee agrees to indemnify and save harmless Lessor against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, (i) arising from any condition of the interior or exterior of the premises; (ii) arising from any breach or default on the part of Lessee in the

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     performance of any covenant, agreement, or condition on  the part  of  Lessee to be performed, pursuant to the  terms  of this  Lease; or (iii) arising from any act or negligence  of
     Lessee,  or  any of its agents, servants or  employees.   In
     case any action or proceeding is brought against Lessor by reason of such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel satisfactory to Lessor.

           b. Lessee agrees to maintain, at its own expense, during the term of this Lease a policy of general liability insurance with a reputable company authorized to do business in the Commonwealth of Pennsylvania, in which policy Lessor and Lessee shall be named as insureds, and Lessee shall furnish current certificates evidencing the existence of such insurance. Such policy shall provide coverage in an amount not less than ONE MILLION DOLLARS ($1,000,000.00) (single limit combined bodily injury and property damage each occurrence) to cover all situations involving claims for Bodily Injury, death or property damage arising upon the Premises. Such insurance may be carried under a blanket policy covering other locations of the Lessee, provided the protection and coverage afforded the Lessor is not reduced thereby.

          c. Lessee agrees, at its own expense, during the term of this Lease, to keep the Premises insured against loss or damage by fire or theft, and such other hazards, casualties and contingencies as are usually covered by the special cause of loss form in the area and boiler insurance, from time to time. The property coverage insurance shall be in the amount of the full insurable value of the

     Premises, without deduction for depreciation, and the other insurance, if any, shall be in such amounts as Lessor may reasonably require. Said policy shall be written by a reputable company authorized to do business in the Commonwealth of Pennsylvania. Said policy or policies of insurance shall name both Lessor and Lessee as insureds.

     14.  DESTRUCTION OF PREMISES.

           a. In the event that the Premises is totally destroyed or so damaged by fire or other casualty not occurring through the fault or negligence of the Lessee, or those employed by or acting for it, that the same cannot be repaired or restored within a reasonable time, this Lease shall absolutely cease and terminate, and the rent shall abate for the balance of the term. The determination of what is a reasonable time shall be the sole conclusion of the Lessor under the circumstances.

           b. In the event the damage to the Premises, be only partial and such that it can be restored to its condition existing at the time of the damage within a reasonable time, the Lessor may at its option, restore the same with reasonable promptness, reserving the right to enter upon the Premises for that purpose. In that event the rent may be apportioned and suspended during the time the Lessor is in possession, taking into account the proportion of the Premises rendered untenantable and the duration of the Lessor's possession. If dispute arises as to the amount of rent due under this clause, Lessee agrees to pay the full amount claimed to the Lessor, but Lessee, however, shall have the right to proceed by law to recover the excess payment, if any. The Lessor shall have such election to repair

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


       the Premises or terminate this Lease by giving written thereof to the Lessee at the Premises within sixty (60) days from the day the Lessor receives notice that the Premises have been damaged by fire or other casualty.

     15.  SIGNS.    Lessee shall have the right to erect signs at
its sole cost, on any portion of the Premises, subject to and in accordance with all applicable laws, ordinances, rules, and regulations.

      16.   PARKING.   Lessor  shall  provide  an  area  for  the
employees, customers, and vendors of the Lessee to park.

      17. DEFAULT. An event of default shall include Lessor's failure to pay the base rent, additional rent, or any other sum payable under this Lease, or either party's failure to perform or comply with any other terms, covenants, agreements, or conditions of this Lease. However, it is agreed that no default on the part of Lessee or Lessor shall be deemed to have occurred unless the non-defaulting party shall have given the defaulting party written notice of the alleged default, and the defaulting party shall not have within thirty (30) days after receipt of such notice commenced action to remedy such default.

      18. CONSTRUCTION OF LEASE. Words of gender used in this lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the sense requires. The headings as to the contents of particular paragraphs herein are inserted only for convenience and are in no way to be construed as part of the Lease or as a limitation of the scope of the particular paragraphs to which they refer.

      19.   NOTICES.    All notices required or permitted  to  be
served hereunder or by law between Lessor and Lessee shall be in writing and delivered by hand or by Certified

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


Mail, Return Receipt Requested, postage prepaid, addressed to Bruce J. Magee, Senior Vice President, Chief Financial Officer & Assistant Secretary on behalf of Lessor and Clark D. Kulp, Vice President-Facilities Services on behalf of Lessee, at 355 Maple Avenue, Harleysville, PA 19438, or to such other address as a party shall specify by written notice to the other.

     20. ASSIGNMENT AND SUBLETTING. Lessee may not assign this Lease, or sublease the whole or any party of the Premises, without the prior written consent of Lessor, provided, however, that no such assignment or subletting shall relieve Lessee from its duty to perform fully all of the agreements, covenants, and conditions set forth in this Lease.

      21. LEASE ALL INCLUSIVE. This Lease contains the entire agreement between the parties hereto and no representation or statement not herein contained shall vary or modify this Lease, and this Lease shall not be effective between the parties until the execution thereof and the required delivery of any and all resolutions to the Lessor by the Lessee.

      22.   GOVERNING LAW.   This Lease shall be governed by  and
construed under the laws of the Commonwealth of Pennsylvania.

      23.   AMENDMENT.   No amendment, modification or alteration
of the terms of this Lease shall be binding unless it is in writing, dated subsequent to the date of this Lease, and duly executed by the Lessor and Lessee.

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


      IN WITNESS WHEREOF, the parties hereunto have set their hands and seals the day and year first above written.


                                   Lessor:
                                   HARLEYSVILLE LTD.
                                   BY:  HARLEYSVILLE GROUP INC.,
                                        General Partner

Witness:
/s/CANDY J. SHUSTACK               BY: /s/BRUCE J. MAGEE
--------------------               -------------------------
Candy J. Shustack                  Bruce J. Magee
                                   Senior  Vice  President,
                                   CFO & Asst. Secretary



                                   Lessee:
                                   HARLEYSVILLE MUTUAL INSURANCE COMPANY


Attest:
/s/C. STEPHENS VONDERCRONE         BY:/s/CLARK D. KULP
--------------------------         ----------------------------
C. Stephens Vondercrone            Clark D. Kulp
Asst. Secretary                    Vice President

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                            EXHIBIT A
                           -----------

PARCEL #1:
---------

ALL THAT CERTAIN lot, piece and parcel of land with the building and improvements thereon situated in Lower Salford Township, Montgomery County, Pennsylvania, bounded and described according to survey made by Eckert and Malone, Inc., Civil Engineers and Land Surveyors, dated 2/8/79 and revised 5/6/82, bounded and described as follows, to wit:

BEGINNING at a point, said point being a railroad spike at the intersection of Harleysville Pike, A/K/A Maple Avenue, and Oak Drive; thence, along the center line of Oak Drive North forty-three degrees, four minutes and zero seconds West, a distance of eight hundred seventy-six and six one-hundredths feet (N 43o 04' 00" W, 876.06') North forty-eight degrees, eighteen minutes, thirty-six seconds East twenty-five and fifty-six one-hundredths feet (25.56') to an iron pipe, being the true point of beginning of this description; thence continuing North forty-eight degrees, eighteen minutes thirty-six seconds East six hundred twenty-six and nineteen one-hundredths feet (N 48o 18' 36" E, 626.19'), to a point along the common property line of Harleysville Mutual Insurance Company and now or late Isaac Bucher; thence North forty-two degrees fifty-eight minutes thirty-seven seconds West six hundred nineteen and sixty-two one-hundredths feet (N 42o 58' 37" W, 619.62') to a railroad spike on the Southside of Lederachville Road; thence North forty-seven degrees twenty minutes and fifteen seconds East, three hundred eighty-one and fifty-six one-hundredths feet (N 47o 20' 15" E, 381.56') to a railroad spike on the Southside of Lederachville Road; thence, North thirty-eight degrees thirteen minutes forty-eight seconds East eighty-three and fifty-three one-hundredths feet (N 38o 13' 48" E, 83.53') to a railroad spike on the Southside of Lederachville Road; thence South fifty degrees fifty-six minutes twelve seconds East thirteen and sixty one-hundredths feet (S 50o 56' 12" E, 13.60') to an iron pipe; thence, continuing South fifty degrees fifty-six minutes twelve seconds East two hundred forty-five feet (S 50o 56' 12" E, 245') along the land now or late of Prescol Inc. to an iron pipe; thence North thirty-three degrees twenty-six minutes four seconds East five hundred eighty-three and ninety one-hundredths feet (N 33o 26' 04" E, 583.90') along the land now or late of Prescol Inc. to an iron pipe; thence, North thirty-eight degrees fourteen minutes thirty-four seconds East two hundred five and eighty-three one-hundredths feet (N 38o 14' 34" E, 205.83') along the land now or late of Prescol Inc. to an iron pipe; thence, South forty-seven degrees sixteen minutes fifty-four seconds East three hundred seventy-three and sixty-three one-hundredths feet (S 47o 16' 54" E, 373.63') to an iron pipe; thence North forty-two degrees forty-three minutes six seconds East eighteen feet (N 42o 43' 06" E, 18') to an iron pipe; thence South forty-seven degrees sixteen

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minutes  fifty-four seconds East sixty-six and forty-eight  one--
hundredths feet (S 47o 16' 54" E, 66.48') to an iron pipe; thence along the arc of a curve having a radius of nine hundred four and seventy-three one-hundredths feet (904.73') a delta of six degrees four minutes twenty-eight seconds (06o 04' 28") and an arc of ninety-five and ninety-two one-hundredths feet (95.92') in distance to an iron pipe; thence South forty-three degrees twenty-seven minutes fifty-eight seconds West five hundred ninety-four and fifty-six one-hundredths feet (S 43o 27' 58" W, 594.46') to an iron pipe; thence South forty-seven degrees thirty-three minutes nine seconds West along the boundary line now or late of Joseph C. Price, three hundred fifty-nine and two one-hundredths feet (S 47o 33' 09" W, 359.02') to an iron pipe; thence South forty-five degrees seventeen minutes forty-four seconds East along the boundary line now or late of Joseph C. Price and now or late of Claude G. Groff, nine hundred fourteen and fifty-one one-hundredths feet (S 45o 17' 44" E, 914.51') to an iron pipe; thence continuing the same direction South forty--five degrees seventeen minutes forty-four seconds East twenty and twenty-two one-hundredths feet (S 45o 17' 44" E, 20.22') to a railroad spike near the Northside of Harleysville Pike A/K/A Maple Avenue; thence South fifty degrees twenty-seven minutes sixteen seconds West one thousand forty-nine and seventy-two one-hundredths feet (S 50o 27' 16" W, 1049.72') to a railroad spike to the point and place of beginning, containing 37.0485 acres of land, more or less.

BEING the same premises which Harleysville Mutual Insurance Company, by Indenture dated September 30, 1985, and duly recorded in the office for the Recording of Deeds, in and for the County of Montgomery, at Norristown, Pennsylvania, on October 25, 1985, in Deed Book 4782, at Page 1426, granted and conveyed unto Harleys-ville, Ltd.

UNDER AND SUBJECT to easements of record.

BEING Parcel Numbers 50-00-02419-00-6 and 50-00-00772-00-6.

PARCEL #2:
----------

ALL THAT CERTAIN LOT OR PIECE OF GROUND tract or piece of land situate in Lower Salford Township, Montgomery County and State of Pennsylvania, bounded and described according to a re-survey thereof made by Stanley F. Moyer, C.E. on August 22nd 1952 as follows, to wit:

BEGINNING at a pin set at the intersection of State Highway Route No. 46025 and the center line of Saddler Shop Road both 33 feet wide also known as the Lederachville Road; thence along the Meeting House Road North forty-three degrees East 643.5 feet to a spike at the line of now or late Reuben F. Anders; thence along the Anders line South forty-six degrees and fifteen minutes East
619.62 feet to an iron pin in line of the Harleysville Mutual Casualty Co. property; thence by the same South forty-five

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


degrees West 642.69 feet to an iron pin at or near the center line of Saddler Shop Road; thence by the same North forty-six degrees and twenty-one minutes West 597.21 feet to the center line of the Lederachville Road the point of beginning.

BEING the same premises which Isaac S. Bucher by Indenture dated November 16, 1987, and duly recorded in the Office for the Recording of Deeds, in and for the County of Montgomery, at Norristown, Pennsylvania, on November 19, 1987 in Deed Book 4857, at Page 2029, granted and conveyed unto Harleysville, Ltd.

BEING Parcel Number 50-00-02953-00-3.

                  AMENDMENT TO LEASE AGREEMENT
                  -----------------------------

       THIS AMENDMENT TO AGREEMENT OF LEASE (hereinafter "Amendment") made as of this 1st day of January AD 2000 between Harleysville, Ltd., a Pennsylvania limited partnership (hereinafter "Lessor"), and Harleysville Mutual Insurance Company, a Pennsylvania insurance corporation doing business at 355 Maple Avenue, Harleysville, PA 19438 (hereinafter "Lessee").

                           WITNESSETH:

      WHEREAS,  Lessor and Lessee entered into a Lease  Agreement
(hereinafter "Lease"), for all that certain parcel of land, together with buildings and improvements erected thereon as set forth in Exhibit "A" to the Lease; and

      WHEREAS, Lessor and Lessee desire to amend the Lease with regard to the amount of base rent to be paid.

      NOW, THEREFORE, the parties hereto, for the mutual promises hereinafter contained, intending to be legally bound, do hereby agree as follows:

1.    Section 2 of the Lease shall be deleted in its entirety and the following substituted in its place:
     "The  term of this Lease shall be for a period of  five  (5)
     years  commencing on January 1, 2000 and ending on  December
     31, 2004.

2. The first sentence of Section 3(a) of the Lease shall be deleted in its entirety and the following shall be inserted in its place:
     "The  base  rent  is  Fifteen Dollars and Fifty-three  Cents
     ($15.53) per square foot of office space per year."

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


3. All terms, conditions, and provisions of the Lease are hereby ratified and confirmed, excepted as amended herein.

IN WITNESS WHEREOF, the Lessor and the Lessee have set their hands and seals the day and year first above written.

                              Lessor:
                              BY:  HARLEYSVILLE GROUP INC.,
                                 General Partner

Attest:
/s/ROGER A. BROWN             BY:/s/BRUCE  J. MAGEE
---------------------         ---------------------------
Roger A. Brown                Bruce J. Magee
Senior Vice President,        Senior Vice President, CFO, and
Secretary &                   Assistant Secretary
General Counsel



                              BY:  HURON INSURANCE COMPANY,
                                   Limited Partner

Attest:
/s/ROGER A. BROWN             BY: /s/ROGER J. BEEKLEY
--------------------          -----------------------------
Roger A. Brown                Roger J. Beekley
Secretary                     Vice President



                               Lessee:
                               HARLEYSVILLE MUTUAL INSURANCE COMPANY

Attest:
/s/ROGER A. BROWN             BY:/s/CLARK D. KULP
---------------------         ------------------------
Roger A. Brown                Clark D. Kulp
Senior Vice President,        Vice President
Secretary &
General Counsel


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